                                                                   Exhibit 10.29

                              MANAGEMENT AGREEMENT

                  THIS MANAGEMENT AGREEMENT ("Agreement"), is made effective as of July 1, 2000, by and between InternetStudios.com, Inc., a Nevada corporation (the "Corporation"), InternetStudios Entertainment Finance Inc., a British Columbia company (the "Company") and Robert Beattie ("Executive").

                  The parties hereby agree as follows:

         1. EMPLOYMENT; TERM.

                  (a) The Company hereby employs Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions contained in this Agreement. The term of Executive's employment hereunder (the "Employment Period") shall commence on July 1, 2000 (the "Effective Date") and shall continue for a period of three (3) years from and after the Effective Date, unless sooner terminated as hereinafter provided.

                  (b) The Employment Period may be extended for two (2) successive one year periods by mutual written agreement of the parties hereto. If either party intends not to renew this Agreement upon the expiration of the Employment Period then in effect, such party shall give the other party notice of such intention not less than ninety (90) days prior to the expiration of such Employment Period.

                  (c) Should the Employment Period then in effect be terminated by reason of discontinuation of the Company's business, Executive shall be entitled to not less than six (6) months notice of the Company's intention and upon conclusion of the Executive's Employment Period, any non competition restrictions provided for in this Agreement shall be void.

         2. DUTIES.

                  (a) During the Employment Period, Executive shall serve as the President of the Company (or in such other capacity as is mutually agreed upon from time to time), with the duties and, subject to the terms of this Agreement, powers, customarily associated with such position, at its principle place of business in the Vancouver area. Executive shall report directly to the Board of Directors of the Corporation (the "Board"). Executive shall faithfully perform for the Company the duties of Executive's office and such other duties as may be designated from time to time by the Board of Directors of the Corporation consistent with Executive's position as the President (or in such other capacity as is mutually agreed upon from time to time). Subject to Section 2(b) below, Executive shall devote substantially all of Executive's business time and effort to the performance of Executive's duties to the Company hereunder.

                  (b) Notwithstanding anything to the contrary contained in
Section 2(a) above, Executive shall be permitted to engage in the management of Executive's personal investments and affairs, provided that such activities do not, individually or in the aggregate, materially interfere or conflict with Executive's duties and responsibilities to the Company, as determined by the Board.

         3. COMPENSATION.

                  (a) The Company shall pay to Executive an initial salary at an annual rate of Cdn.$260,000. The salary payable pursuant to this Section 3 (the "Base Salary") shall be payable in accordance with the Company's payroll practices, as in effect from time to time. The Base Salary shall be subject to a review at the conclusion of each year of the term of this Agreement and, as a result thereof, may be increased (but not decreased) at the sole discretion of the Board. The base salary paid to you shall be subject to deduction of the amounts required by law to be deducted and those authorized by you.

                  (b) In addition the Company shall pay to Executive an additional amount equal to 10 percent of the pre-tax profit from the Company less the Base Salary for a given year. The calculation for such bonus shall take into account the allocations of revenue made between the Company and the Corporation so as to maximize the revenues of the Corporation, and such revenues shall be added back into the bonus calculation. Such bonus shall be paid annually within forty-five (45) days from the anniversary of the commencement of Executive's employment.

                  (c) In addition to Executive's Base Salary, the Company may grant to Executive a bonus or bonuses as further compensation and in special recognition of Executive's services to the Company. Any such bonus or bonuses may be granted at the sole discretion of the Board and at such times and in such manner as the Board may deem appropriate. The Company shall no less frequently than annually consider the propriety of a discretionary bonus.

                  (d) In addition, while the Executive is employed or within a period of twelve (12) months from the date of the Executive's termination from employment, the Company or the Corporation shall pay to the Executive an additional amount of 10% of the sale amount of the Company in excess of the Company's retained earning in the event that the Company is sold.

         4. STOCK OPTION GRANT. Executive shall be granted an employee stock option from the Corporation's 1999 Non-US Stock Option Plan to purchase 150,000 shares of the Corporation at an exercise price equal to the fair market value of the shares of the Corporation on the Commencement Date, such options to vest at the rate of 1/24 of such shares per month. As a senior member of the Corporation's management, Executive shall be entitled to participate further in the Corporation's 2000 Non-U.S. stock option plan, if instituted, at a level consistent with the other key executives of the Corporation, subject to the discretion of the Board or its duly appointed Option Committee.

         5. EXPENSES; BENEFITS.

                  (a) During the Employment Period, the Company agrees promptly to reimburse Executive, in accordance with the Company's policies, for all reasonable expenses paid or incurred by Executive in connection with the performance of Executive's duties for the Company hereunder upon presentation of evidence in form of receipts satisfactory to the Company substantiating claimed expenditures.

                  (b) During the Employment Period, Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its


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

senior executive officers, but not less than 20 days in any calendar year (prorated in any calendar year during which the Executive is employed under this Agreement for less than the entire year such in accordance with the number of days in such calendar year during which he is also employed). Subject to the preceding sentence, as a senior executive of the Company the Executive shall be entitled to customary flexibility in using such vacation time without strict regard to the actual accrual of vacation. Executive shall also be entitled to all paid holidays given to the Company's senior executive officers.

                  (c) During the Employment Period, Executive shall be entitled to participate in and enjoy the benefits of any health, life, disability, retirement, pension, profit-sharing, group insurance, or other similar plan or plans which may be instituted by the Company for the benefit of its senior executive staff employees generally, upon such terms as may be therein provided. Company will reimburse employee for expenses of medical, dental and vision insurance covering both employee and dependents until such date as Company provides such coverage through a company plan.

                  (d) The Company shall pay to the Executive on a non-accountable basis, a fixed sum of Cdn.$900 per month as an automobile allowance. Such payment shall be subject to any required deductions and withholdings.

                  (e) The Company shall pay the Executive's relocation expenses from Toronto, Ontario to Vancouver, British Columbia up to the amount of Cdn.$75,000 upon presentation of evidence in form of receipts satisfactory to the Company substantiating claimed expenditures. In the event the relocation expenses are less than $75,000, the Company shall pay the Executive the difference as a signing bonus.

                  (f) Executive will be provided with, or reimbursed for, the following business-related equipment and services: Laptop computer, cell phone/usage, Palm computer and high speed Internet access.

                  (g) Executive will be reimbursed for parking expenses.

         6. TERMINATION. Executive's employment hereunder may be terminated by the Company and the Corporation, only as follows:

                  (a) Automatically in the event of the death of Executive;

                  (b) At the option of the Company, by written notice to Executive upon the occurrence of any one or more of the following events:

                           (i) any action by Executive constituting malfeasance, fraud, embezzlement or dishonesty in the course of Executive's employment hereunder;

                           (ii) any conviction of or guilty plea by Executive involving an indictable offence or crime involving moral turpitude;


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

                           (iii) gross neglect or willful refusal by Executive to perform Executive's duties hereunder for a period of ten (10) days following notice thereof by the Company;

                           (iv) failure or refusal by Executive to comply with any valid and legal directive of the Board consistent with Executive's position hereunder; or

                           (v) a breach by Executive of any material obligation under this Agreement, if such breach is not curable or, if curable, is not cured within thirty (30) days after written notice thereof by the Company to Executive.

                  (c) At the option of Executive, by written notice to the Company at any time upon the occurrence of any of the following events unless, in the case of subsections (i), (ii) or (iii), the event occurs with Executive's express prior written consent:

                           (i) the Company's assignment to Executive of any title, duties, responsibilities or status with the Company that, when compared to Executive's duties, responsibilities and status with the Company immediately prior thereto, are inconsistent, degrading to Executive or inconsistent with Executive's qualifications and if (a) Executive thereafter notifies the Company in writing of the fact that the Employee believes such has occurred, describing with reasonable particularity the facts upon which such conclusion is based and (b) the Company fails, within seven (7) days following its receipt of such notice, to reassign to Employee duties and responsibilities substantially consistent with those described in Section 2 hereof;

                           (ii) any failure by the Company to effect the assumption of this Agreement by any successor or assign of the Company;

                           (iii) Executive's relocation to any place other than the primary location at which Executive performs Executive's duties as of the Effective Date;

                           (iv) within one hundred twenty (120) days after Executive becomes aware of the occurrence of a material breach of any material obligation under this Agreement by the Company if such breach is not curable or, if curable, is not cured within thirty (30) days after written notice thereof by Executive to the Company;

                           (v) within thirty (30) days if the Company shall have failed to pay Executive the Base Salary in accordance with Section 3 and such failure shall not have been cured within seven (7) days of such failure; or

                  (d) The Company may terminate this Agreement at any time without cause, subject to the Company's obligations under Section 7(c).

                  (e) Any termination by the Company or the Executive pursuant to this Section shall be effected by written notice of termination given to the other, and such termination shall be effective upon the giving of such notice.


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

         7. SEVERANCE COMPENSATION UPON TERMINATION.

                  (a) In the event of the Company's termination of Executive's employment hereunder for any reason, the Company shall have no liability or obligation to Executive other than as specifically set forth in this Section 7.

                  (b) Upon the termination by the Company of Executive's employment with the Company hereunder pursuant to Section 6(a), or 6(b), Executive shall not be entitled to severance compensation; provided, however, Executive (or Executive's heirs or legal representatives) shall be entitled to receive any and all other benefits to which Executive shall be entitled pursuant to the terms of any employee benefit plans, stock option plans or other agreements of the Company in which Executive is a participant or to which Executive is a party.

                  (c) Upon the termination of Executive's employment hereunder either by the Executive pursuant to Section 6(c), or by the Company pursuant to
Section 6(d) or for any reason other than pursuant to Sections 6(a) or 6(b), then the following shall apply as severance compensation payable by the Company or the Corporation in lieu of any further salary payments to Executive and the continuation of any Company or Corporation paid benefits except as set out herein, for periods subsequent to the date of the termination of Executive's employment (the "Date of Termination"):

                           (i) Executive shall be entitled to receive a lump sum severance payment equal to one and one-half times Executive's Base Salary in effect on the Date of Termination;

                           (ii) Executive shall receive any accrued and unpaid vacation pay or other benefits to which Executive has become entitled prior to the Date of Termination;

                           (iii) Executive shall receive any accrued and unpaid Bonus to which Executive has or would have, become entitled to for employment prior to the Date of Termination; and

                           (iv) all of Executive's stock options with respect to the Corporation's and the Company's stock shall be granted and become immediately and fully vested and exercisable and shall continue to be exercisable pursuant to their terms and the terms of applicable stock option plan.

                  (d) The severance compensation provided for in this Section 7 shall be paid in a lump sum eight (8) days after Executive signs and returns to the Company (i) a Confidential Severance Agreement in the form of Exhibit "A" hereto ("Severance Agreement"), and (ii) a letter in the form of Exhibit "B" hereto confirming that Executive did not exercise a right of rescission as provided for in the Severance Agreement. In consideration of the payments provided for in this Agreement, Executive expressly waives any rights under any formal or informal, written or unwritten, severance policy, severance program or severance plan that would otherwise provide benefits or payments to Executive because of Executive's termination of employment with the Company. Executive understands that all payments made by the Company under this Agreement may be subject to withholding and standard payroll deductions for federal and provincial taxes.

                  (e) Upon the termination of Executive's employment hereunder for any reason, Executive shall immediately surrender to the Company all notes, data, sketches, drawings, manuals, documents, records, data bases, programs, blueprints, memoranda, specifications, customer lists, financial reports, equipment except for the equipment set out in paragraph 5(f) which shall become the property of the Executive, and all other physical forms of expression incorporating or containing any Confidential Information (as defined in Section 8 hereof), it being distinctly understood that all such writings, physical forms of expression and other things are exclusive property of the Company.

                  (f) If the Company terminates Without Cause the Executive's employment under this Agreement, or if the Executive terminates such Employment For Cause pursuant to Section 6(c), then upon either such event the Company or the Corporation shall continue at its sole expense to provide the Executive and his family with such medical, dental, vision and life insurance coverage as the Company would be obligated to provide hereunder if the Executive had remained employed pursuant to this Agreement, for a period of twelve (12) months following the termination of Executive's employment;

         8. CONFIDENTIAL INFORMATION.

                  (a) Executive recognizes and acknowledges that during the course of Executive's employment with the Company, Executive shall have access to Confidential Information. "Confidential Information" means all information or material not publicly known about the Company or relating to any of its respective products, services or any phase of its operations, business or financial affairs which (i) gives the Company some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company; (ii) is owned by the Company or in which the Company has an interest (including information conceived, originated, discovered or developed in whole or in part by Executive); and (iii) is either (A) marked "Confidential Information," "Proprietary Information" or other similar marking, (B) known by Executive to be considered confidential and proprietary by the Company, or (C) from all the relevant circumstances should reasonably be assumed by Executive to be confidential and proprietary to the Company. Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know-how, processes, formulas, models, flow charts, software in various stages of development, source codes, object codes, research and development procedures, test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to customers and/or suppliers' identities, characteristics and agreements, financial information and projections and employee files. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats and/or has an obligation to treat as proprietary or designates as Confidential Information, whether or not owned or developed by the Company. Confidential Information shall not include any information which is or becomes (i) generally available to the public other than as a result of disclosure in violation of this Agreement, or
(ii) generally known in the industry in which the Company is or may become involved other than as a result of disclosure in violation of this Agreement. (The term "Company," as used in this Section 8, means not only


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

InternetStudios.com, Inc., but also any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with InternetStudios.com, Inc.)

                  (b) Both during the Employment Period and at all times thereafter, all Confidential Information which Executive may obtain during the Employment Period, or may create prior to the end of the Employment Period will be held confidential by Executive, and Executive will not (nor will Executive assist any other person to do so), directly or indirectly, (i) reveal, report, publish or disclose such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever (other than in the course of carrying out Executive's duties hereunder or as expressly authorized by the Company), (ii) render any services to any person, firm, corporation, association or other entity to whom any such Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed by or at the instance of Executive, or (iii) use such Confidential Information except for the benefit of the Company and in the course of Executive's employment with the Company; provided, however that the foregoing will not apply to the extent Executive is required to disclose any Confidential Information by applicable law or legal process so long as Executive promptly notifies the Company of such pending disclosure and consults with the Company prior to such disclosure concerning the advisability of seeking a protective order or other means of preserving the confidentiality of the Confidential Information.

                  (c) All memoranda, notes, lists, records and other documents (and all copies thereof) constituting Confidential Information made or compiled by Executive or made available to Executive during the Employment Period shall be the Company's property, shall be kept confidential in accordance with the provisions of this Section 8 and shall be delivered to the Company at any time on request and in any event upon the termination of Executive's employment with the Company for any reason.

         9. COVENANT AGAINST COMPETITION; NON-SOLICITATION. Executive covenants and agrees that:

                  (a) During the Non-Compete Period (as hereinafter defined), Executive shall not, directly or indirectly, in any Geographic Area (as hereinafter defined): (i) engage for Executive's own account in any business directly competitive with the Company Business (as hereinafter defined); (ii) render ANY services that are the same to those provided by the Executive while employed with the Company, in any capacity to any person or entity (other than the Company or its Affiliates) engaged in any business directly competitive with the Company Business; or (iii) acquire an interest in any person or entity engaged in any business directly or competitive with the Company Business (other than the Company) as a partner, shareholder, director, officer, employee, principal, manager, member, agent, trustee, consultant or in any other relationship or capacity; provided, however, Executive may own, directly or indirectly, solely as a passive investment, securities of any such entity which are traded on any national securities exchange if Executive (A) is not a controlling person of, or a member of a group which controls, such entity, and
(B) does not, directly or indirectly, own five percent or more of any class of securities of such entity.

                  (b) During the Non-Compete Period, Executive shall not, without the prior written consent of the Company, directly or indirectly, knowingly solicit or encourage any employee of the Company or any of its Affiliates to leave the employment of the Company or any of its Affiliates within one year of the termination of such employee's employment with the Company or any of its Affiliates, or solicit any customer, client or account of the Company for business directly competitive with the Company Business.

                  (c) During any portion of the Non Compete Period during which Executive is not employed by the Company, Executive shall not, in any Geographic Area, directly or indirectly, knowingly solicit or encourage any customer or client of the Company to engage, for business directly competitive with the Company Business, the services of Executive or any person or entity (other than the Company) in which Executive is a partner, shareholder, director, officer, employee, principal, member, manager, agent, trustee, consultant or engaged in any other relationship or capacity;

                  (d) If any provision of Sections 8 or 9 (the "Restrictive Covenants") are held to be unenforceable because of the scope, duration, area of its applicability or otherwise, it is the intention of the parties that the court making such determination shall modify such scope, duration or area, or all of them, and that such provision shall then be applicable in such modified form. Executive hereby waives any and all right to attack the validity of the Restrictive Covenants on the grounds of breadth of their geographic scope or the length of their term.

                  (e) As used herein:

                           (i) "Affiliate" shall mean any entity directly or indirectly controlling, controlled by, or under common control with the Company and any entity in which the Company is a general partner, member, manager or holder of greater than a 10% common equity, partnership or membership interest.

                           (ii) "Company Business" shall mean the financing of feature films and television by use of the Internet in conjunction with and in support of on-line sales of filmed entertainment.

                           (iii) "Geographic Area" shall mean the countries of the world where the Company has engaged in Company Business.

                           (iv) "Non-Compete Period" shall mean the period of one year following the termination, pursuant to Sections 6(b) and 6(d) herein, of Executive's employment with the Company. Notwithstanding the foregoing, the Non-Compete Period shall end immediately if, during the twelve-month period following the Executive's termination from employment, upon any resolution being passed or any action or proceeding is taken with respect to the liquidation, dissolution or wind up, of the Company or the Corporation.

         10. ENFORCEMENT BY INJUNCTION. Since the Company will be irreparably damaged if the provisions of Sections 8 or 9 are not specifically enforced, the Company shall be entitled to (i) an injunction or any other appropriate decree of specific performance (without the necessity of posting any bond or other security in connection therewith) restraining any violation or non-fulfillment of Executive's covenants under Sections 8 or 9, (ii) damages in an amount equal to all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive (or any associated party deriving such benefits) as a result of any such breach of

Executive's covenants under Sections 8 or 9. Such remedies shall not be exclusive and shall be in addition to any other remedy, at law or in equity, which the Company may have for any breach or threatened breach of Sections 8 or 9 by Executive.

         11. NO OBLIGATION TO MITIGATE DAMAGES; NO EFFECT ON OTHER CONTRACTUAL RIGHTS.

                  (a) Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as the result of employment by another employer after the termination of Executive's employment, or otherwise.

                  (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any benefit or incentive plan or arrangement, plan or arrangement to receive securities of the Company, employment agreement or other contract, plan or arrangement of the Company.

         12. SUCCESSORS.

                  (a) The Company and the Corporation will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company or the Corporation by agreement in form and substance satisfactory to Executive, to expressly, absolutely and unconditionally assume and agree to perform this Agreement in the same manner and to the same extent that the Company and the Corporation would be required to perform it if no such succession or assignment had taken place. Any failure of the Company or the Corporation to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle Executive to terminate Executive's employment as provided for in Section 6 hereof. As used in this Agreement, the "Company" and the "Corporation" shall mean the Company and the Corporation as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

                  (c) In the event of a liquidation of the Company or the Corporation, the payments to the Executive provided for hereunder shall be made forthwith and before any property or asset of the Company is distributed to any holder of Common Stock.

         13. NOTICES. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to


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

have been duly given when personally delivered or mailed by first class registered mail, return receipt requested, or by commercial courier or delivery service, or by facsimile, addressed to the parties at the addresses set forth below their signatures hereto (or at such other address as any party may specify by notice to all other parties given as aforesaid).

         14. INDEMNIFICATION TO EMPLOYEE. The Company shall, to the maximum extent permitted by law, indemnify the Executive against expenses (including reasonable attorney's fees, judgments, claims, fines, settlements and other amounts actually and reasonably incurred) in connection with any proceedings arising by reason of the fact that the Executive is or was an officer, consultant, representative, or agent of the Company and was performing his duties in accordance with this Agreement or was acting in accordance with the directions of the Board of Directors of the Company; provided however, that the Company shall have no obligation to indemnify the Executive for such expenses, judgments, claims, fines, settlements or other amounts which are finally judicially determined to have resulted from illegal, bad faith or knowingly fraudulent conduct on the part of the Executive or the Executive's knowing and intentional violation of third party rights. The Company shall advance to the Executive the expenses incurred in defending any such proceedings to the maximum extent provided by law; provided however, that the Executive is not entitled to indemnification in accordance with the preceding sentence. The Company's obligations under this Section shall not cease upon termination of this Agreement.

         15. LEGAL FEES. (a) In the event that any legal action is required to enforce Executive's rights under this Agreement, Executive, if the prevailing party, shall be entitled to recover from the Company any expenses for attorneys' fees and disbursements reasonably incurred by Executive and other fees and expenses incurred by the Executive. (b) The Company shall directly pay the attorney's fees and disbursements reasonably incurred on behalf of the Executive in the review and execution of this Management Agreement.

         16. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement (including, without limitation, any controversy as to the arbitrability of any dispute) shall be settled exclusively by arbitration to be held in Vancouver, British Columbia, before a single arbitrator in accordance with the rules of the British Columbia International Commercial Arbitration Center then in effect. Each party will bear its own fees and expenses in connection with the arbitration and 50% of the fees and expenses of the British Columbia International Commercial Arbitration Center and the cost of any transcript, subject to the provisions of Section 15. Judgment may be entered on the arbitrator's award in any court having jurisdiction, and the parties consent to the jurisdiction of the British Columbia courts for that purpose.

         17. MISCELLANEOUS.

                  (a) This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement signed by all of the parties hereto.

                  (b) No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the Company. No waiver by a party hereto at any time of any breach by another party hereto


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

of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions.

                  (c) If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein, unless the invalidity or unenforceability of such provision substantially impairs the benefits of the remaining portions of this Agreement.

                  (d) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

                  (e) This Agreement may be executed in two or more counterparts, all of which taken together shall be deemed one original.

                  (f) This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, without giving effect to any choice or conflict of laws provision or rule that could cause the application of the domestic substantive laws of any other jurisdiction.

                  (g) This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       INTERNETSTUDIOS.COM, INC


                                       By:
                                          --------------------------------
                                          Name:
                                               ---------------------------
                                          Its:
                                              ----------------------------

                                       Address:

                                       -----------------------------

                                       -----------------------------
                                       Attn:
                                            ------------------------

                                       INTERNETSTUDIOS ENTERTAINMENT
                                       FINANCE INC.

                                       By:
                                          --------------------------------
                                          Name:
                                               ---------------------------
                                          Its:
                                              ----------------------------

                                       Address:

                                       -----------------------------

                                       -----------------------------
                                       Attn:
                                            ------------------------


                                       EXECUTIVE



                                       -----------------------------------
                                       Robert Beattie
                                       Address:

                                       -----------------------------

                                       -----------------------------
                                       Attn:
                                            ------------------------


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                                                                   Exhibit 10.29

                                  SCHEDULE "A"

                             CONFIDENTIAL AGREEMENT

         This CONFIDENTIAL AGREEMENT ("AGREEMENT") is made in the Province of British Columbia by and between _____________ ("EXECUTIVE") and INTERNETSTUDIOS ENTERTAINMENT FINANCE INC., a British Columbia company (the "COMPANY").

                                    RECITALS

A.       Executive has been retained by the Company.

B. The Company and Executive are parties to that certain Management Agreement, dated ___________, 2000 (the "MANAGEMENT AGREEMENT"). Executive's employment has been terminated under circumstances that entitle Executive to receive certain additional compensation, benefits and other rights pursuant to Section 7 of the Management Agreement (the "ADDITIONAL COMPENSATION").

C. Pursuant to Section 7(e) of the Management Agreement, payment of the Additional Compensation is conditioned upon the execution of this Agreement by Executive.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, and provisions contained in this Agreement, the parties agree and declare as follows:

         1. TERMINATION OF EMPLOYMENT. Executive's employment is terminated effective end of day, ________________. The parties acknowledge and agree that Executive will not be an employee of the Company after this date, notwithstanding Executive's continued receipt of certain sums or benefits as described in the Management Agreement.

         2. WAIVER AND RELEASE OF CLAIMS. In consideration of the payment and receipt of the Additional Compensation, Executive waives and releases all of Executive's existing rights to, any relief of any kind from the Company, its affiliates, subsidiaries, parent corporations, divisions, directors, officers, shareholders, employees, agents, attorneys, successors, and assigns (collectively, the "COMPANY'S AFFILIATES"), including, without limitation, all claims, demands, liabilities, obligations, causes, and causes of action of whatever kind or nature, whether known or unknown, past or present, suspected or unsuspected, including, without limitation, those that arise out of or that relate to: Executive's relationship with the Company; the termination of the employment services provided to the Company; all statements or actions of the Company's Affiliates; all claims for wrongful discharge; all claims for relief or other benefits under any federal, provincial, or local statute, ordinance, regulation, or rule of decision; all claims that the Company's Affiliates engaged in conduct prohibited on any basis under any provincial, or local statute, ordinance, regulation, or rule of decision; and, other than claims with respect to the Additional Compensation, all claims for wages, stock, stock options, or other rights with respect to equity securities of the Company, severance pay, compensation, attorney's fees, liquidated

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damages, punitive damages, costs, expense reimbursements, and disbursements
(collectively "CLAIMS").

         3. MUTUAL CONFIDENTIALITY.

                  a. GENERAL STANDARD. The parties intend that the terms and conditions upon which this matter has been settled, including the provisions of this Agreement ("CONFIDENTIAL INFORMATION"), will be forever treated as confidential. Executive and the Company will not disclose Confidential Information to any person or entity at any time, except as provided herein.

                  b. EXCEPTIONS.

                           (1) It will not be a violation of this Agreement for
Executive to disclose Confidential Information to Executive's attorneys, spouse, accountants, or tax planners, provided that if Executive discloses Confidential Information to any such person, Executive must simultaneously inform that person that the person must keep the information strictly confidential and that the person may not disclose the information to any other person without the advance written consent of Executive and the Company. Any disclosure of Confidential Information by any such person will be considered a disclosure by Executive.

                  (2) It will not be a violation of this Agreement for the Company to disclose Confidential Information to its attorneys, auditors, insurers, accountants, tax planners, or its affiliates, divisions, directors, officers, shareholders, employees, representatives, other agents who have a legitimate reason to obtain Confidential Information in the course of performing their duties or responsibilities for the Company, others in connection with the Company's business, as required by law, and to the extent the Company deems such disclosure necessary or advisable in connection with it disclosures or reports or under applicable securities laws, other laws, and accounting principles.

                  (3) It will not be a violation of this Agreement for a party to give truthful testimony in response to direct questions asked pursuant to an enforceable court order obtained after providing notice to the other party, which order pays due regard to the concerns for confidentiality expressed by the parties herein.

         4. NON-DISPARAGEMENT. Executive will not disparage, defame, or besmirch the reputation, character, image or services of the Company, its affiliates, divisions, parent corporations, directors, officers, shareholders, employees or agents. The Company and the Corporation will not disparage, defame or besmirch the reputation, character, integrity, skill or expertise of the Executive.

         5. CLAIMS INVOLVING THE COMPANY. Executive will not recommend or suggest to any potential claimants or plaintiffs or their attorneys or agents that they initiate claims or lawsuits against the Company or any of its affiliates, divisions, parent corporations, directors, officers, shareholders, employees, agents, successors, or assigns, nor will Executive voluntarily aid, assist or cooperate with any such claims, or lawsuits; provided, however, that this paragraph will not be


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construed to prevent Executive from giving truthful testimony in response to direct questions asked pursuant to a lawful subpoena during any future legal proceedings.

         6. TIME TO CONSIDER AGREEMENT. Executive understands that Executive may take twenty-one (21) calendar days to decide whether to sign this Agreement.

         7. RIGHT TO REVOKE. Executive understands that Executive has the right to revoke this Agreement for any reason within seven (7) calendar days after Executive signs it. Executive understands that this Agreement will not become effective or enforceable unless and until Executive has not revoked it and the applicable revocation period has expired.

         8. EXPIRATION OF OFFER. The Company's offer to Executive that is reflected in this Agreement shall expire at 5:00 P.M. ON ____________, unless Executive executes the Agreement and the Company receives it prior to that time, or unless the Company revokes the offer prior to Executive's acceptance.

         9. FULL COMPENSATION. The payments made and the other consideration provided under the Management Agreement constitute full compensation for and extinguish all of Executive's Claims including, but not limited to, all Claims for attorneys' fees, costs, and disbursements, and all Claims for any type of legal or equitable relief. Executive acknowledges that once the Additional Compensation is received by the Executive, the Executive has been paid all consultant fees and other compensation to which it was or is entitled to.

         10. RETURN OF COMPANY PROPERTY. Executive agrees to promptly return to the Company all property that belongs to the Company, including without limitation all equipment, supplies, documents, files, computer disks, and Executive agrees to remove from any personal computer all data files containing Company information and return to the Company.

         11. CONFIDENTIALITY AGREEMENT. Executive hereby reaffirms Executive's obligations and commitments contained in any employment agreement and invention and non-disclosure agreements that Executive executed.

         12. NO ADMISSION OF WRONGDOING. This Agreement does not constitute an admission that any person or entity violated any local, state or federal ordinance, regulation, ruling, statute, rule of decision, or principle of common law, or that any person or entity engaged in any improper or unlawful conduct or wrongdoing. Executive will not characterize this Agreement or the payment of any money or other consideration in accord with the Management Agreement as an admission or indication that any person or entity engaged in any improper or unlawful conduct or wrongdoing.

         13. ACKNOWLEDGMENT OF UNDERSTANDING. Executive acknowledges that the Company has advised Executive to consult with Executive's own attorney prior to executing this Agreement. Executive further acknowledges that Executive has had a full opportunity to consider this Agreement, that Executive has had a full opportunity to ask any questions that Executive may have concerning this Agreement, and that in deciding whether to sign this Agreement, Executive has not relied upon any statements made by the Company or its attorneys,


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other than the statements made in this Agreement. Executive further acknowledges that Executive has read and understands the contents of this Agreement and that Executive executes this Agreement knowingly and voluntarily and with the opportunity to obtain independent legal advice of Executive's own choice.

         14. AUTHORITY. Executive represents and warrants that Executive has the authority to enter into this Agreement, and that Executive has not assigned any Claims to any person or entity.

         15. INVALIDITY. In the event that a court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal, or unenforceable in any respect, such a determination will not affect the validity, legality, or enforceability of the remaining provisions of this Agreement, and the remaining provisions of this Agreement will continue to be valid and enforceable.

         16. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the parties and their respective representatives, successors, and assigns.

         17. ENTIRE AGREEMENT. This Agreement and the Management Agreement represent the entire agreement of the parties with respect to their subject matters, and this Agreement and the Management Agreement supersede any agreement(s) previously entered into with respect to the subject matters hereof and thereof, except where expressly specified herein or therein. Neither party has made any representations, warranties, inducements or oral agreements except as expressly set forth herein and therein. The parties may not change, modify, or rescind this Agreement except in a writing, signed by both parties. Any attempt at oral modification of this Agreement will be void and of no effect.

         18. HEADINGS. The descriptive headings of the paragraphs and subparagraphs of this Agreement are intended for convenience only, and do not constitute parts of this Agreement.

         19. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         20. GOVERNING LAW. This Agreement will be construed in accord with, and any dispute or controversy arising from any breach of this Agreement will be governed by, the laws of the Province of British Columbia. In the event of any judicial proceeding to enforce any provision of this Agreement, the prevailing party will recover its reasonable attorneys' fees, expenses, and cost of investigation.


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         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated at their respective signatures below.


DATED this __________ day of, _____ 2000.           ROBERT BEATTIE


                                                    ----------------------------




DATED this __________ day of, ______ 2000           INTERNETSTUDIOS
                                                    ENTERTAINMENT FINANCE INC.


                                                    By:
                                                       -------------------------
                                                    Its:
                                                        ------------------------


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                                                                   Exhibit 10.29

                                  SCHEDULE "B"


Date:
     -------------------------

PERSONAL AND CONFIDENTIAL

Human Resources Manager
InternetStudios Entertainment Finance Inc.
205-1040 Hamilton Street
Vancouver, BC V6B 2R9

Dear _________:

         This is to confirm that I have not revoked and will take no action to revoke the Confidential Agreement that I executed on ______________ with InternetStudios Entertainment Finance Inc.

Sincerely,



ROBERT BEATTIE